Exhibit 1.01

Conflict Minerals Report for Zoetis Inc.
For the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report (the “Report”) has been prepared by Zoetis Inc. (“Zoetis,” the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended and Form SD (collectively the “Conflict Minerals Rule”), for the reporting period from January 1 to December 31, 2015. The date of filing of this Conflict Minerals Report is May 26, 2016.

As used herein, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Overview

Zoetis is the global leader in the discovery, development, manufacture and commercialization of animal health medicines and vaccines, with a focus on both livestock and companion animals. We manufacture and market a diverse range of products for eight core species (the livestock species of cattle, swine, poultry, sheep and fish, and the companion animal species of dogs, cats and horses) across five major product categories. Our major product categories are:

•	anti-infectives: products that prevent, kill or slow the growth of bacteria, fungi or protozoa;

•	vaccines: biological preparations that help prevent diseases of the respiratory, gastrointestinal and reproductive tracts or induce a specific immune response;

•	parasiticides: products that prevent or eliminate external and internal parasites such as fleas, ticks and worms;

•	medicated feed additives: products added to animal feed that provide medicines to livestock; and

•	other pharmaceutical products: pain and sedation, oncology, antiemetic, allergy and dermatology, and reproductive products.

We also derive revenue from other product categories, such as nutritionals and agribusiness, and we manufacture products and provide services in complementary areas, including diagnostics, genetics, and biodevices.

Zoetis supports the humanitarian goal of ending violent conflict in the Democratic Republic of the Congo (“DRC”) and its adjoining countries (collectively the “Covered Countries”), and we are committed to working with our suppliers to ensure compliance with the Conflict Minerals Rule.

Zoetis has an extensive global supply chain, with multiple layers of supply manufacturers between the Company’s direct suppliers and any smelters or refiners. Accordingly, we rely on our direct suppliers to provide us with accurate upstream information about the origin of any 3TG in the materials, components, parts and subassemblies we purchase for our products.

As part of our program to address the potential use of 3TG in our products, since 2014 we have included a clause in any new or renewed supply contract that prohibits a Zoetis supplier from using 3TG that originate in a Covered Country in the production of a Zoetis product, or, in the alternative, requires the supplier to (i) immediately notify us of such use, (ii) provide us with a valid and verifiable certificate of origin for such 3TG and (iii) be able to demonstrate that a reasonable country of origin inquiry and due diligence process were undertaken in the preparation and delivery of such certificate of origin.

We have a number of existing supply contracts that were in place before 2014, and during the terms of such contracts, we cannot compel our suppliers to support our due diligence efforts with respect to 3TG content. To address concerns of unethical sourcing by those suppliers, in 2015 we adopted a conflict minerals policy which sets forth our position and encourages our suppliers to use smelters that are listed as compliant with the Conflict-Free Sourcing Initiative (“CFSI”) whenever possible. We believe that the addition of the aforementioned clause and the adoption of this policy will mitigate the risk that 3TG will be used in our products and encourage ethical sourcing within our supply chain. We do not seek to embargo sourcing from the Covered Countries.

Product Scoping

In 2015, we conducted an analysis of our product lines to determine whether any 3TG are necessary to any Zoetis product’s functionality or production. After completing our analysis, we determined that small quantities of 3TG are found in essential components within our Embrex biodevice product line. Embrex biodevices are highly complex machines used primarily by poultry hatcheries for in ovo detection of infertile eggs and in ovo vaccination of viable eggs. Embrex biodevices represented approximately 1% of our net sales in 2015.

Following our analysis and initial determination, we performed a reasonable country of origin inquiry (“RCOI”) and due diligence on the 3TG that were in our supply chain during 2015.

Reasonable Country of Origin Inquiry and Due Diligence Process

Our outreach included 42 suppliers that we identified as having provided us with components, parts or subassemblies that contain 3TG. For our RCOI, to the extent applicable, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Following our RCOI, we performed due diligence on the source and origin of the Subject Minerals in our products. Our due diligence processes were based on the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflicted-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Second Edition 2013) (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. Our diligence measures were based on certain processes put in place for the Company's RCOI and included the following.

Step 1: Establish strong company management systems

Zoetis established a team of colleagues from our Legal, Regulatory Affairs, Research & Development and Global Manufacturing and Supply functions to address the potential use of 3TG in our products and establish a 3TG compliance program. This team is led by our Chief Compliance Officer and supported by legal and internal manufacturing experts, key pharmaceutical science leads, and global and regional procurement specialists. The Audit Committee of our Board of Directors has ultimate oversight over our 3TG compliance program, and reviews and makes decisions regarding implementation and risk mitigation.

We conducted an evaluation of our products to determine whether any products fell within the scope of the Conflict Minerals Rule. We then identified all direct suppliers for our in-scope products and requested that they provide us with 3TG declarations. As described above, we also updated the terms and conditions of our supply contracts to include 3TG disclosure requirements for new and renewed business.

Also as noted above, we adopted a policy relating to our sourcing of 3TG. Our policy encourages our suppliers to use compliant smelters and refiners wherever possible. Our policy is available to the public at www.zoetis.com/responsibility/policy-on-use-of-conflict-minerals.

Finally, we have processes in place to listen to and act on concerns expressed by employees and others about possible improper or unethical business practices or violations of laws, regulations, or Company policies, including our 3TG policy. Grievances can be reported by phone at (973) 822-7000 or by email at compliance@zoetis.com.

Step 2: Identify and assess risks in the supply chain

We sent each of our 42 in-scope suppliers a letter explaining our disclosure obligations and requesting the completion of the Conflict Minerals Reporting Template (“CMRT”) from the Electronic Industry Citizen Coalition and Global eSustainability Initiative (the “EICC Template”). Our 3TG team analyzed our suppliers’ responses, reviewed the smelter information provided in each completed EICC Template, conducted follow-up inquiries with those suppliers who provided incomplete, unclear, or ambiguous responses, and made multiple attempts to obtain responses from suppliers who did not immediately respond to our requests.

We received responses from 95% of our in-scope suppliers. Of those responses, the vast majority provided us with data only at the company level, meaning with respect to their overall 3TG sourcing, without specifying whether the 3TG used in our products originated from a specific smelter or refiner.

Based on the information provided to us, approximately 31% of our in-scope suppliers have conclusively determined that they do not source from the Covered Countries. An additional 40% of our in-scope suppliers have processes in place to identify the origin of their 3TG, but have not completed their diligence and thus cannot conclude that they do not source from the Covered Countries. Approximately 14% of our in-scope suppliers do not currently have an identification process in place, and thus cannot attest to the source of the 3TG in their supply chain. Furthermore, at least eight of our suppliers verified that they source from the Covered Countries (among other regions); however, in each instance, their smelters or refiners have been certified under the CFSI's Conflict Free Smelter Program or they are conducting further diligence to determine the conflict status of their smelters or refiners and have adopted policies to take corrective action with smelters or refiners who are found to support conflict in the Covered Countries.

Step 3: Design and implement a strategy to respond to identified risks

As part of our program to address the potential use of 3TG in Zoetis products, our Senior Management and the Audit Committee of our Board of Directors will continue to be briefed on our due diligence efforts on a regular basis.

We address identified risks on a case-by-case basis. This flexible approach enables us to tailor the response to the risks identified.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

In connection with our due diligence, we rely on the lists of smelters and refiners produced by the CFSI’s Conflict-Free Smelter Program to determine which facilities identified by our direct suppliers have either undergone an audit conducted by an independent third party, or have agreed to undergo or are undergoing such an audit.

Step 5: Report annually on supply chain due diligence

We file a Form SD, and to the extent applicable, a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website.

RCOI and Due Diligence Results

We have determined that small quantities of the 3TG are necessary to the function and production of one of our biodevice product lines. These devices represented approximately 1% of our net sales in 2015.

In connection with our RCOI or due diligence, as applicable, suppliers identified to us the facilities listed on Appendix A as having processed the necessary 3TG contained in our in-scope products for 2015. Due to our position in the supply chain, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our 2015 in-scope products.

The table below presents a summary of the smelter and refiner information contained in Annex A. Please see the notes accompanying Annex A for additional information relevant to the table below.

	Compliant	Active	On Reference List Only
Gold	78	14	22
Tantalum	45	0	0
Tin	56	9	12
Tungsten	30	5	10

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that suppliers provide us with a completed CMRT and through the other measures described in this Conflict Minerals Report.

For 2015, none of our in-scope products were determined by us to support conflict (i.e., to contain necessary 3TG that directly or indirectly financed or benefitted an armed group in a Covered Country). However, we did not conclude that any of our in-scope products were “DRC conflict free.”

Risk Mitigation and Future Actions

We intend to take the following steps to ensure ethical sourcing in our supply chain:

1.	Continue to inform our colleagues and suppliers of our sourcing obligations;

2.	Continue to request, on an annual basis, conflict certification from our suppliers;

3.
Continue to require in any purchase agreement a provision that prohibits the supplier from using 3TG that support conflict in the Covered Countries, and requires the supplier to deliver a certificate of origin whenever a supplier uses a 3TG in a Zoetis product;

4.
In the event that any of our suppliers are found to be providing us with 3TG from sources that support conflict in the Covered Countries, work with the supplier to establish alternative sources of 3TG; and

5.	Research alternate suppliers to replace those who do not have a source-identification process in place.

All of these steps are in addition to the steps that the Company took with respect to 2015, which it intends to continue to take with respect to 2016 to the extent applicable.

Caution Concerning Forward-Looking Statements

This Report contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans and actions. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. As a result, forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

Appendix A

As described above, the vast majority of our in-scope suppliers provided us with data only at the company level, meaning with respect to their overall 3TG sourcing, without specifying whether the 3TG used in our products originated from a specific smelter or refiner. The following list contains smelters and refiners reported by our suppliers that may have been used to process the necessary conflict minerals contained in Zoetis' in-scope products. This data was collected as of May 26, 2016.

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Status
Gold	Advanced Chemical Company	UNITED STATES	Active
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	On Reference List Only
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Active
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asaka Riken Co Ltd.	JAPAN	Compliant

Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	On Reference List Only
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	On Reference List Only
Gold	Daejin Indu Co.. Ltd.	KOREA, REPUBLIC OF	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Reference List Only
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Active
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Faggi Enrico S.p.A.	ITALY	Active
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List Only
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List Only
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	HONG KONG	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hwasung CJ Co. Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	Johnson Matthey Inc.	UNITED STATES	Compliant
Gold	Johnson Matthey Ltd.	CANADA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List Only
Gold	Kazzinc Ltd.	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedz Spólka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Metal Co., Ltd	KOREA, REPUBLIC OF	On Reference List Only
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	On Reference List Only
Gold	Lingbao Gold Company Limited	CHINA	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd.	CHINA	On Reference List Only
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Active

Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Met-Mex Peñoles, S.A.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt. Ltd.	INDIA	Compliant
Gold	Morris and Watson	NEW ZEALAND	On Reference List Only
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co. Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohio Precious Metals, LLC	UNITED STATES	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	On Reference List Only
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Active
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Active
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technologies Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	On Reference List Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	On Reference List Only
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Reference List Only
Gold	Torecom	KOREA, REPUBLIC OF	Active
Gold	Umicore Brasil Ltda	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	On Reference List Only

Gold	WIELAND Edelmetalle GmbH	GERMANY	Active
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co. Ltd.	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant

Tantalum	Zhuzhou Cement Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Company Limited	VIETNAM	Active
Tin	China Rare Metal Materials Company	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List Only
Tin	Cooperativa Metalúrgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV JusTindo	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIETNAM	Active
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List Only
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Reference List Only
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	On Reference List Only
Tin	Jiangxi Nanshan	CHINA	On Reference List Only
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	OMSA	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Active
Tin	PT Alam Lestari Kencana	INDONESIA	On Reference List Only
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Kudai Tin	INDONESIA	On Reference List Only
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	On Reference List Only
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	On Reference List Only
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Active
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	On Reference List Only
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin Investment	INDONESIA	On Reference List Only
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero), Tbk	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais, Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	On Reference List Only
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	On Reference List Only
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	On Reference List Only
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	On Reference List Only
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	On Reference List Only
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant

Tungsten	Izawa Metal Co., Ltd.	JAPAN	On Reference List Only
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	On Reference List Only
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	On Reference List Only
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Zhangyuan Tungsten Co., Ltd.	CHINA	On Reference List Only

The Company notes the following in connection with the information in the table above:

a.
Not all of the included smelters or refiners (“SORs”) may have processed the necessary 3TG contained in Zoetis’ in-scope products, since most of our suppliers reported at a “company level,” meaning that they reported the 3TG contained in all of their products, not just those in the products that they sold us. Some Suppliers also may have reported SORs that were not in Zoetis’ supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the SORs reflected above may not include all of the SORs in Zoetis’ supply chain, since some Suppliers did not identify all of their SORs and because not all Suppliers responded to Zoetis’s inquiries.

b.	The table only includes entities that meet the definition of SORs set out in the Conflict-Free Smelter Program's (“CSFP”) protocols for tin, tanalum, tungsten, and gold.

c.	Smelter or refiner status information in the table is as of May 26, 2016.

d.
“Compliant” means that a SOR was listed as compliant with the CFSP’s assessment protocols, including through mutual recognition. SORs that are listed as “Re-audit in process” by the CFSP are considered to be Compliant by the CFSP. Included SORs were not necessarily Compliant for all or part of 2015 and may not continue to be Compliant for any future period.

e.
“Active” is a CSFP designation that means that the SOR was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the SOR has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry - Conflict Minerals Council.

f.	“On Reference List Only” means that a SOR is listed on the Smelter Reference List tab of the CMRT, but is not listed as “Compliant” or “Active.”

g.
SOR status reflected in the table is based solely on information made publicly available by the CFSI, the London Bullion Market or the Responsible Jewellery Council, without independent verification by Zoetis.

h.	SOR location is based solely on information made public by the CFSI.

Country of Origin Information

The identified countries of origin of the 3TG processed by the SORs listed in the table above are believed to have potentially included the countries in the categories listed below. The categories are organized by risk. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

L1 - Countries that are not identified as conflict regions or plausible areas of smuggling or export of from the DRC and its nine adjoining countries: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam and Zimbabwe.

L2 - Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 - The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC - The Democratic Republic of the Congo.

Alternatively, or in addition, some of the identified SORs may have sourced from recycled or scrap sources.